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                                                                   Exhibit 10.19


                                                  February 3, 2000




E. Halsey Sandford
622 Maryhill Lane
Louisville, Kentucky 40207

         RE:      EXTENSION OF EMPLOYMENT AGREEMENT

Dear Halsey:

         Reference is hereby made to that certain Employment Agreement dated January 26, 1998 and effective March 1, 1998 between Res-Care, Inc. and you. Capitalized terms not otherwise defined herein shall have the meanings given to them in such Employment Agreement. The Term of the Employment Agreement was previously extended to February 29, 2000 by letter agreement dated February 5, 1999.

         The Company desires to extend the Term of the Employment Agreement for a period of one year, which Renewal Term shall commence on March 1, 2000 and continue until February 28, 2001, which extension shall be on the same terms and conditions set forth in the Employment Agreement.

         If the extension of the Employment Agreement is acceptable to you, please indicate your acceptance of the same by signing the duplicate originals of this letter where indicated below and returning an original to the undersigned.

                                            Sincerely,



                                            Ronald G. Geary
                                            Chairman, President and Chief
                                            Executive Officer


Agreed this ___ day of February, 2000:


_________________________________
E. Halsey Sandford